Carla Baca
Associate Vice President, Investor Relations
P: 615.269.8175

News Release

HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 13, 2019 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2018. The Company reported net income of $16.3 million, or $0.13 per diluted common share for the quarter and $69.8 million, or $0.55 per diluted common share for the year ended December 31, 2018. Normalized FFO for the three months ended December 31, 2018 totaled $49.1 million, or $0.40 per diluted common share.

Salient quarterly highlights include:

•	Same store cash NOI for the fourth quarter increased 3.6% over the fourth quarter of 2017. For the trailing twelve months ended December 31, 2018, same store cash NOI grew 2.9%:

◦	Revenues and revenue per average occupied square foot increased 2.7%.

◦	Operating expenses increased 2.3%.

◦	Average occupancy remained stable at 89.7%.

•	Predictive growth measures in the same store multi-tenant portfolio include:

◦	In-place contractual rent increases averaged 2.91%, up from 2.80% a year ago, partially attributable to future annual contractual increases of 3.18% for leases commencing in the quarter.

◦	Weighted average cash leasing spreads were (0.5%) on 327,000 square feet renewed:

◦	21% (<0% spread)

◦	10% (0-3%)

◦	50% (3-4%)

◦	19% (>4%)

◦	Excluding two tenants totaling approximately 50,000 square feet, or 15% of renewals during the quarter, cash leasing spreads would have been 3.8%.

◦	Tenant retention was 82.6%.

•	Leasing activity in the fourth quarter totaled 473,000 square feet related to 140 leases:

◦	341,000 square feet of renewals

◦	132,000 square feet of new and expansion leases

•	Acquisitions totaled $37.0 million in the fourth quarter, comprised 124,000 square feet, and were 80% leased:

◦
In December, the Company acquired its corporate headquarters in Nashville for $31.9 million. The Company occupies 34% of the 109,000 square foot multi-tenant office building, which is currently 78% leased.

◦
Also in December, the Company paid $5.1 million to purchase a 15,000 square foot surgery center suite on the first floor of a previously acquired medical office building, bringing the Company's ownership in

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the building to 100%. The 114,000 square foot property is 94% leased and is connected to Ascension Health's St. Alexius Medical Center campus in Chicago.

•	Dispositions totaled $33.2 million in the fourth quarter, including one inpatient rehab facility in Denver, CO and two medical office buildings located in Cleveland, TN and Tucson, AZ.

•	Leverage remained steady with net debt to adjusted EBITDA at 5.1 times.

Salient highlights for the year ended December 31, 2018 include:

•	Normalized FFO totaled $195.3 million, or $1.57 per diluted common share.

•	Predictive growth measures in the same store multi-tenant portfolio include:

◦	In-place contractual rent increases averaged 2.91%, up from 2.80% a year ago, partially attributable to future annual contractual increases of 3.34% for leases commencing in the year.

◦	Weighted average cash leasing spreads were 3.4% on 1,284,000 square feet renewed:

◦	10% (<0% spread)

◦	8% (0-3%)

◦	52% (3-4%)

◦	30% (>4%)

◦	Tenant retention averaged 83.9%.

•	Annual leasing activity totaled 2,080,000 square feet related to 556 leases:

◦	1,565,000 square feet of renewals

◦	515,000 square feet of new and expansion leases

•	Net investment activity totaled $48.4 million:

◦	$111.5 million of acquisitions

◦	$35.6 million of development and redevelopment funding

◦	$98.7 million of dispositions

•	A dividend of $0.30 per common share was declared for the fourth quarter. Dividends paid for 2018 totaled $150.3 million, which equaled 76.9% of normalized FFO and 99.7% of FAD.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of December 31, 2018, the Company owned 199 real estate properties in 27 states totaling 14.8 million square feet and was valued at approximately $4.9 billion. The Company provided leasing and property management services to 11.2 million square feet nationwide.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2018 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release is included herein.

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Condensed Consolidated Balance Sheets [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	DECEMBER 31, 2018	DECEMBER 31, 2017
Real estate properties
Land	$230,206	$201,283
Buildings, improvements and lease intangibles	3,675,415	3,601,460
Personal property	10,696	10,314
Construction in progress	33,107	5,458
Land held for development	24,647	20,123
Total real estate properties	3,974,071	3,838,638
Less accumulated depreciation and amortization	(1,015,174)	(897,430)
Total real estate properties, net	2,958,897	2,941,208
Cash and cash equivalents	8,381	6,215
Assets held for sale, net	9,272	33,147
Other assets, net	214,697	213,015
Total assets	$3,191,247	$3,193,585

LIABILITIES AND STOCKHOLDERS' EQUITY
	DECEMBER 31, 2018	DECEMBER 31, 2017
Liabilities
Notes and bonds payable	$1,345,984	$1,283,880
Accounts payable and accrued liabilities	80,411	70,995
Liabilities of properties held for sale	587	93
Other liabilities	47,623	48,734
Total liabilities	1,474,605	1,403,702
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 300,000 shares authorized; 125,279 and 125,132 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	1,253	1,251
Additional paid-in capital	3,180,284	3,173,429
Accumulated other comprehensive loss	(902)	(1,299)
Cumulative net income attributable to common stockholders	1,088,119	1,018,348
Cumulative dividends	(2,552,112)	(2,401,846)
Total stockholders' equity	1,716,642	1,789,883
Total liabilities and stockholders' equity	$3,191,247	$3,193,585

1
The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Condensed Consolidated Statements of Income [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017	2018	2017
Revenues
Rental income	$111,149	$105,806	$442,397	$416,978
Other operating	2,019	1,943	7,992	7,759
	113,168	107,749	450,389	424,737
Expenses
Property operating	42,815	40,590	170,506	157,252
General and administrative	8,534	8,272	34,511	32,992
Acquisition and pursuit costs	200	302	738	2,180
Depreciation and amortization	42,437	37,324	164,201	142,472
Bad debts, net of recoveries	18	(17)	60	159
	94,004	86,471	370,016	335,055
Other income (expense)
Gain on sales of real estate assets	10,787	—	41,665	39,524
Interest expense	(13,602)	(13,707)	(52,804)	(56,402)
Loss on extinguishment of debt	—	(44,985)	—	(44,985)
Impairment of real estate assets	—	2	—	(5,385)
Interest and other income, net	(35)	261	537	658
	(2,850)	(58,429)	(10,602)	(66,590)
Net Income (loss)	$16,314	($37,151)	$69,771	$23,092

Basic earnings per common share - Net income	$0.13	($0.31)	$0.55	$0.18
Diluted earnings per common share - Net income	$0.13	($0.31)	$0.55	$0.18

Weighted average common shares outstanding - basic	123,326	123,105	123,292	117,926
Weighted average common shares outstanding - diluted	123,376	123,105	123,351	118,017

1
The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017	2018	2017
Net income (loss)	$16,314	($37,151)	$69,771	$23,092
Gain on sales of real estate assets	(10,787)	—	(41,665)	(39,524)
Impairment of real estate asset	—	(2)	—	5,385
Real estate depreciation and amortization	43,380	37,869	166,854	145,321
Funds from operations (FFO)	$48,907	$716	$194,960	$134,274
Acquisition and pursuit costs [1]	200	302	738	2,180
Forfeited earnest money received	—	—	(466)	—
Rapid vesting/revaluation for retiring officer	—	—	70	—
Debt financing costs	—	45,773	—	45,773
Normalized funds from operations	$49,107	$46,791	$195,302	$182,227
Non-real estate depreciation and amortization	1,439	1,439	5,892	5,551
Provision for bad debt, net	18	(17)	60	159
Straight-line rent income, net	(302)	(201)	(2,728)	(4,575)
Stock-based compensation	2,601	2,531	10,621	10,027
Non-cash items	3,756	3,752	13,845	11,162
2nd generation TI	(10,367)	(6,929)	(30,939)	(20,367)
Leasing commissions paid	(2,182)	(2,705)	(7,119)	(7,099)
Capital additions	(2,817)	(6,400)	(20,347)	(18,790)
Funds available for distribution (FAD)	$37,497	$34,509	$150,742	$147,133
FFO per common share - diluted	$0.39	$0.01	$1.57	$1.13
Normalized FFO per common share - diluted	$0.40	$0.38	$1.57	$1.53
FFO weighted average common shares outstanding - diluted [2]	124,240	124,125	124,104	118,877

1	Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.

2	Diluted weighted average common shares outstanding for the three months ended December 31, 2018 includes the dilutive effect of nonvested share-based awards outstanding of 863,261 shares.

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Reconciliation of FFO, Normalized FFO and FAD
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") and FAD per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

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